Exhibit 11

                         MORTGAGE AND REALTY TRUST

       SCHEDULE OF NET INCOME (LOSS) PER SHARE - ASSUMING FULL DILUTION

                     FOR THE PERIODS ENDED JUNE 30, 1994



                                              Quarter            Nine Months
                                               Ended                Ended
                                            ------------        ------------


BASIS:

Net (loss)                                  $(4,745,000)       $(14,553,000)
Average common shares outstanding            11,226,000          11,226,000
20% limitation on assumed repurchase          2,245,000           2,245,000

Market price at the end of the period             $.375               $.375

Options outstanding                             426,000             426,000


COMPUTATION:

Proceeds:
  Options                                       426,000             426,000
  Average exercise price                    X     $5.37        X      $5.37
                                            -----------        ------------
                                            $ 2,288,000        $  2,288,000
                                            ===========        ============

Adjustment of proceeds:
  Purchase of outstanding common shares
   at market value                          $   842,000        $    842,000
   Retirement of debt                         1,446,000           1,446,000
                                            -----------        ------------
                                            $ 2,288,000        $  2,288,000
                                            ===========        ============
Adjustment of net income (loss):
  Net (loss) before gain on sales of
   real estate                              $(4,745,000)       $(14,553,000)
  Interest reduction                             37,000             112,000
                                            -----------        ------------
      Adjusted net income (loss)            $(4,708,000)       $(14,441,000)
                                            ===========        ============
Adjustment of shares outstanding:
  Average shares outstanding                 11,226,000          11,226,000
  Net shares repurchased                     (1,819,000)         (1,819,000)
                                            -----------        ------------
Adjusted shares outstanding (basis for
  computation of net income per share -
  assuming full dilution)                     9,407,000           9,407,000
                                            ===========        ============

Fully diluted earnings per share:

  Net (loss)                                      $(.50)            $(1.54)
                                                  =====             ======



NOTE - Primary earnings per share is based on the average number of shares outstanding during the period.

                                                                     Exhibit 11

                         MORTGAGE AND REALTY TRUST

  SCHEDULE OF NET INCOME (LOSS) PER SHARE - ASSUMING FULL DILUTION (Continued)

                     FOR THE PERIODS ENDED JUNE 30, 1993


                                              Quarter            Nine Months
                                               Ended                Ended
                                            ------------        -------------


BASIS:

Net (loss)                                 $(17,478,000)        $(30,642,000)
Average common shares outstanding            11,076,000           11,076,000
20% limitation on assumed repurchase          2,215,000            2,215,000

Market price at the end of the period             $.625                $.625

Options outstanding                             463,000              463,000


COMPUTATION:

Proceeds:
  Options                                       463,000              463,000
  Average exercise price                   X      $5.39         X      $5.39
                                           ------------         ------------
                                           $  2,496,000         $  2,496,000
                                           ============         ============
Adjustment of proceeds:
  Purchase of outstanding common shares
   at market value                         $  1,384,000         $  1,384,000
   Retirement of debt                         1,112,000            1,112,000
                                           ------------         ------------
                                            $ 2,496,000         $  2,496,000
                                           ============         ============
Adjustment of net income (loss):
  Net (loss) before gain on sales of
   real estate                             $(17,478,000)        $(30,642,000)
  Interest reduction                             25,000               75,000
                                           ------------         ------------
      Adjusted net income (loss)           $(17,453,000)        $(30,567,000)
                                           ============         ============
Adjustment of shares outstanding:
  Average shares outstanding                 11,076,000           11,076,000
  Net shares repurchased                     (1,752,000)          (1,752,000)
                                           ------------         ------------
Adjusted shares outstanding (basis for
  computation of net income per share -
  assuming full dilution)                     9,324,000            9,324,000
                                           ============         ============

Fully diluted earnings per share:

  Net (loss)                                     $(1.87)             $(3.28)
                                                 ======              ======



NOTE - Primary earnings per share is based on the average number of shares outstanding during the period.